Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT TO THE
LISTED FUNDS TRUST CUSTODY AGREEMENT

THIS AMENDMENT, effective as of the last date on the signature block, to the Custody Agreement, dated as of April 9, 2019 (the “Agreement”), as amended, is entered into by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to remove the Horizon Kinetics AAA-AA Floating Rate Debt CLO ETF; and

WHEREAS, the parties desire to change the name of one of the funds from Horizon Kinetics Energy Remediation ETF to Horizon Kinetics Energy and Remediation ETF; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:
Exhibit 10 of the Agreement is hereby superseded and replaced in its entirety with Exhibit 10 attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written below.

LISTED FUNDS TRUST		U.S. BANK N.A.

By:	/s/ Gregory C. Bakken	By:	/s/ Gregory Farley

Name:	Gregory C. Bakken	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	January 12, 2023	Date:	1/12/2023

EXHIBIT 10
to the Listed Funds Trust Custody Agreement
List of Funds and Fee Schedule at October 2020

Name of Series
Horizon Kinetics Inflation Beneficiaries ETF
Horizon Kinetics Blockchain Development ETF
Horizon Kinetics Medical ETF
Horizon Kinetics SPAC Active ETF
Horizon Kinetics Energy and Remediation ETF
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Horizon Kinetics Asset Management, LLC (the “Adviser”) as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund		Basis Points on Trust AUM
All Funds	$[ ]	Balance	[ ] bp

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See APPENDIX D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2021 and terminated the relationship on June 30, 2022, Adviser would owe U.S. Bank up to 50% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

EXHIBIT 10 (continued) to the Listed Funds Trust Custody Agreement
Custody Services in addition to the Base Fee
Portfolio Transaction Fees2
▪$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪$[ ] – Option/SWAPS/future contract written, exercised or expired
▪$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪$[ ] – Physical security transaction
▪$[ ] – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
▪Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
▪Class Action Services – $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
▪No charge for the initial conversion free receipt.
▪Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place
▪Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

EXHIBIT 10 (continued) to the Listed Funds Trust Custody Agreement
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[ ] per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
▪A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Miscellaneous Expenses
▪Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Thailand	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Turkey	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	UAE	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Uganda	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]		[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Euroclear (Non-Eurobonds)	[ ]	$[ ]	Norway	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Vietnam	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	Zambia	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Adviser acknowledged and signed the fee schedule proposal, dated August 6, 2020 on August 10, 2020.
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